UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
June 8, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
Fourth Floor
1120 Avenue of the Americas
New York NY 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements And Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement
On June 8, 2006, Sun New Media, Inc. (the “Registrant”) through its subsidiary China Focus Channel Development Co. Ltd (“Focus”) entered into agreement with Mr. Ren Huiliang (the “Seller”) to purchase 100% of William Brand Administer Limited and its subsidiary William Textiles Limited, collectively “William Brand”. William Brand is a China-based producer and distributor of women’s luxury apparel.
The consideration for the acquisition is US $22.3 million, to be satisfied in full through the issuance of 4,655,172 shares of the Registrant’s common stock. The Registrant will issue the shares to the Seller in four installments: the first installment of 1,163,793 shares will be issued within thirty days of the completion of the deal; the remaining shares will be issued in thirds at the end of each of the next three years, subject to William Brand’s attainment of revenue and profit guarantees in each year.
William Brand must achieve a minimum of US $15 million of revenue in year one, US $17.5 million in year two, and US $20 million in year three. William Brand must also generate minimum after-tax profits of US $3 million, US $3.5 million, and US $4 million in years one, two and three, respectively.
A summary of the Purchase Agreement is attached hereto as Exhibits 2.1.
Item 3.02 Unregistered Sales of Equity Securities
Pursuant to the Purchase Agreement described in Item 1.01 above, and dated June 8, 2006, the Registrant will issue 4,655,172 shares of common stock, valued at US $22.3 million to Mr. Ren Huiliang. The issuance of such shares has not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Regulation S and Section 4(2) of the Act.
Item 9.01 Financial Statements And Exhibits
     (d) Exhibits

Exhibit No.	Description

2.1	A term sheet for the Sale and Purchase Agreement dated June 8, 2006

99.1	Press Release dated June 8, 2006 announcing the Registrant’s entrance into a Sale and Purchase Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 14, 2006

SUN NEW MEDIA INC.
By:	/s/Frank Zhao
Frank Zhao
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	A term sheet for the Sale and Purchase Agreement dated June 8, 2006

99.1	Press Release dated June 8, 2006 announcing the Registrant’s entrance into a Sale and Purchase Agreement